UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: June 15, 2010

Date of earliest event reported: December 14, 2009

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Id. No.)

708 Third Avenue, Suite 1500, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 485-3500

220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 30, 2009, International Assets Holding Corporation (“International Assets”) consummated the merger transaction with FCStone Group, Inc. (“FCStone”) in accordance with the terms of the Agreement and Plan of Merger, dated as of July 1, 2009 (the “Merger Agreement”), by and among International Assets, International Assets Acquisition Corp., a wholly owned subsidiary of International Assets, and FCStone. Pursuant to the terms of the Merger Agreement, FCStone became a wholly owned subsidiary of International Assets (the “Merger”).

This Amendment No. 1 to Form 8-K is an amendment to the Current Report on Form 8-K filed by International Assets on December 12, 2009. The previously filed Form 8-K included the audited consolidated statements of financial condition of FCStone as of August 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three year period ended August 31, 2009.

International Assets is filing this Amendment No. 1 to provide the unaudited pro forma condensed combined income statement for the fiscal year ended September 30, 2009, and the related notes to the unaudited pro forma condensed combined financial information. These unaudited pro forma consolidated financial statements are attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Pro forma financial information.

The unaudited pro forma condensed combined income statement for the fiscal year ended September 30, 2009, and the related notes to the unaudited pro forma condensed combined financial information.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Document

99.1	The unaudited pro forma condensed combined income statement of International Assets and FCStone for the fiscal year ended September 30, 2009, and the related notes to the unaudited pro forma condensed combined financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ASSETS HOLDING CORPORATION

Date: June 15, 2010	By:	/s/ Sean M. O’Connor
Sean M. O’Connor, its Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

99.1	The unaudited pro forma condensed combined income statement of International Assets and FCStone for the fiscal year ended September 30, 2009, and the related notes to the unaudited pro forma condensed combined financial information.